Exhibit 99.1

Date:	November 13, 2012
For Release:	Immediate
Contact:	Investor Contact:
	Neal E. Murphy	Joseph Hassett, SVP
	Vice President of Finance, CFO	Gregory FCA Communications
	215-723-6751	610-228-2110

Met-Pro Corporation Announces Separation of Chairman and CEO Roles

Harleysville, PA, November 13, 2012 – Met-Pro Corporation (NYSE: MPR-News), announced today the separation of the positions of Chairman of the Board and Chief Executive Officer. George H. Glatfelter II, the Board’s lead director, has been elected Chairman of the Board, a non-executive position, by the Company’s Board of Directors. Raymond J. De Hont, who has held both positions of Chairman and Chief Executive Officer since 2003, will continue to serve as President and Chief Executive Officer of the Company and as a director.

“Separating the roles of Chairman and Chief Executive Officer is consistent with today’s corporate governance best practices, and is certainly appropriate for Met-Pro Corporation as we continue to position the Company for long-term success,” said De Hont. “This action will allow me to devote all of my energy and attention to the leadership and management of the Company, including driving our growth and profitability initiatives. I look forward to continuing to work with our Board to capitalize on the tremendous opportunities that lie before us.”

Mr. Glatfelter, who has served on Met-Pro Corporation’s Board since May 2004, and as its lead director since August 31, 2011, is the retired Chairman of the Board of P.H. Glatfelter Company (NYSE: GLT). Mr. Glatfelter was elected Chairman of Met-Pro Corporation’s Board for a term ending with the meeting of the Board of Directors immediately following the 2013 Annual Meeting of Shareholders, at which time the Board shall select its Chairman for the ensuing year. He is currently Chairman of the Company’s Corporate Governance and Nominating Committee and a member of its Compensation and Management Development Committee.

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, is a leading niche-oriented global provider of product recovery, pollution control, fluid handling and filtration solutions. The Company’s diverse and synergistic solutions and products address the world’s growing need for clean air and water, reduced energy consumption and improved operating efficiencies. Through its global sales organization, internationally recognized brands, and operations in North America, South America, Europe and The People's Republic of China, Met-Pro’s solutions, products and systems are sold to a well-diversified cross-section of customers and markets around the world. For more information, please visit www.met-pro.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this news release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company), contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, goodwill impairment, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws. You should carefully consider the factors discussed in Part I, “Item 1A Risk Factors” in our Annual Report on Form 10-K/A for the year ended January 31, 2012 as filed with the Securities and Exchange Commission.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s website at www.met-pro.com.